Exhibit 99.1

National Bank Holdings Corporation Announces

Second Quarter 2022 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - adjusted(1)
	2Q22	1Q22	2Q21	2Q22	1Q22	2Q21
Net income ($000's)	$20,362	$18,352	$24,200	$21,135	$18,547	$24,200
Earnings per share - diluted	$0.67	$0.60	$0.77	$0.69	$0.61	$0.77
Return on average tangible assets(2)	1.16%	1.07%	1.41%	1.20%	1.08%	1.41%
Return on average tangible common equity(2)	11.64%	10.31%	13.41%	12.08%	10.42%	13.41%

(1)	See non-GAAP reconciliations starting on page 14.
(2)	Ratios are annualized.

In announcing NBHC’s second quarter 2022 results, Tim Laney shared, “We are pleased to deliver strong quarterly earnings of $0.67 per diluted share and revenue growth of 42.4% annualized over the prior quarter. Our teams delivered another record quarter of loan fundings driving solid loan growth of 12.3% annualized. Our prudent approach to extending credit coupled with the diversity and granularity of our loan portfolio, continues to produce excellent credit quality with just three basis points of annualized net charge-offs for the quarter and a record low non-performing loans ratio of 0.20%. Our fortress levels of capital and excess liquidity provide meaningful optionality and leave us well positioned to tackle challenges from any potential economic downturn.”

Mr. Laney added, “We believe that our focus on building relationships will carry our positive momentum into the second half of the year. Our teams are well prepared to close on the two pending strategic acquisitions that will further enhance our service offerings and deepen our presence in the fast-growing and attractive Rocky Mountain region. Bank of Jackson Hole and Rock Canyon Bank each provide best-in-class scalable banking solutions for our clients and share our strong commitment to improving the communities we serve. We are making good progress on our regulatory approvals having just received regulatory approval from the Federal Reserve and Utah for Rock Canyon Bank and we remain on track for the Bank of Jackson Hole.”

Second Quarter 2022 Results

(All comparisons refer to the first quarter of 2022, except as noted)

Net income increased $2.0 million to $20.4 million, or $0.67 per diluted share, during the second quarter of 2022. Adjusting for $1.0 million of non-recurring expenses related to the previously announced acquisitions of Bank of Jackson Hole and Rock Canyon Bank, net income totaled $21.1 million, or $0.69 per diluted share. The return on average tangible assets was 1.16%, compared to 1.07%, and the return on average tangible common equity was 11.64%, compared to 10.31%. Adjusting for non-recurring acquisition-related expenses, the return on average tangible assets was 1.20%, and the return on average tangible common equity was 12.08%.

Net Interest Income

Fully taxable equivalent net interest income totaled a record $57.4 million during the second quarter of 2022, an increase of $9.4 million, or 78.4% annualized, driven by a $99.8 million increase in average earning assets and a 48 basis point widening of the fully taxable equivalent net interest margin to 3.38%. The increase in average earning assets was primarily due to increases in average originated loans of $232.9 million and average investment securities of $117.2 million. The margin expansion was driven by a 47 basis point increase in earning asset yields, as a result of several increases in the federal funds rate since March 2022 and due to excess cash being deployed into originated loans. Additionally, this quarter’s net interest income benefitted from $2.2 million accelerated accretion income in acquired loans. The cost of deposits improved one basis point to a record low 0.16%.

Loans

Total loans increased $142.8 million or 12.3% annualized to $4.8 billion at June 30, 2022, led by commercial loan growth of $109.5 million or 13.3% annualized. We generated record quarterly loan fundings totaling $492.5 million, led by commercial loan fundings of $308.7 million.

Asset Quality and Provision for Loan Losses

The Company recorded $2.5 million of provision expense, compared to $0.3 million of provision release last quarter. The quarter’s provision was driven by strong loan growth and higher reserve requirements from changes in the CECL model’s underlying macro-economic forecast. Annualized net charge-offs totaled 0.03% of total loans, compared to 0.05%. Non-performing loans (comprised of non-accrual loans and non-accrual TDRs) decreased four basis points to a record low 0.20% of total loans, and non-performing assets decreased four basis points to a record low 0.31% of total loans and OREO. The allowance for credit losses as a percentage of loans totaled 1.06%, compared to 1.04% at March 31, 2022.

Deposits

Average total deposits increased $61.5 million or 4.0% annualized to $6.3 billion for the second quarter 2022. Average transaction deposits (defined as total deposits less time deposits) increased $92.4 million or 6.9% annualized. The mix of transaction deposits to total deposits remained at 87.4% at June 30, 2022. The loan to deposit ratio increased 432 basis points to 77.7%.

Non-Interest Income

Non-interest income totaled $16.8 million, a decrease of $2.3 million, primarily driven by $2.7 million lower mortgage banking income due to lower refinance activity. Service charges and bank card fees increased a combined $0.7 million during the quarter due to seasonality.

Non-Interest Expense

Non-interest expense totaled $45.6 million, an increase of $1.5 million from the prior quarter. Included in the quarter were $1.0 million of non-recurring acquisition-related expenses with $0.8 million included in professional fees and $0.2 million included in other non-interest expense. Salaries and benefits decreased $0.6 million largely due to lower mortgage banking-related compensation. The fully taxable equivalent efficiency ratio was 61.1% at June 30, 2022, compared to 65.3% at March 31, 2022. Adjusting for non-recurring acquisition-related expenses, the fully taxable equivalent efficiency ratio was 59.7%.

Income tax expense totaled $4.4 million during the second quarter, compared to $3.6 million, driven by the increase in the quarter’s pre-tax income. The effective tax rate was 17.6% and 16.4% for the second and first quarters, respectively. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax-exempt income.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratios at June 30, 2022 for the consolidated company and NBH Bank were 10.54% and 9.07%, respectively. Shareholders’ equity totaled $815.6 million at June 30, 2022 decreasing $4.7 million primarily due to a $19.4 million higher accumulated other comprehensive loss, partially offset by a $13.4 million increase in retained earnings.

Common book value per share totaled $27.12 at June 30, 2022. Tangible common book value per share decreased $0.19 to $23.45 at June 30, 2022 as this quarter’s earnings, net of dividends paid, of $0.45 were outpaced by a $0.64 increase in accumulated other comprehensive loss. Excluding accumulated other comprehensive loss, the tangible book value per share increased $0.45 to $25.38 at June 30, 2022.

Year-Over-Year Review

(All comparisons refer to the first six months of 2021, except as noted)

Net income totaled $38.7 million, or $1.27 per diluted share, for the first six months of 2022, compared to $51.0 million, or $1.63 per diluted share, in the same period prior year. Adjusting for $1.3 million of non-recurring acquisition-related expenses, net income totaled $39.7 million, or $1.30 per diluted share, for the first six months of 2022. The rise in mortgage rates in 2022 have resulted in lower mortgage banking income during the first six months of 2022. However, the increases in the Federal Reserve’s interest rates are driving higher loan yields resulting in increasing levels of net interest income. The return on average tangible assets was 1.11%, compared to 1.53% in the same period prior year, and the return on average tangible common equity was 10.97%, compared to 14.29%. Adjusting for non-recurring acquisition-related expenses, the return on average tangible assets was 1.14%, and the return on average tangible common equity was 11.24%.

Fully taxable equivalent net interest income totaled $105.3 million, an increase of $12.7 million or 13.7%. Average earning assets increased $352.0 million, or 5.5%, including average originated loan growth of $437.7 million. The fully taxable equivalent net interest margin widened 23 basis points to 3.15%, benefitting from a 16 basis point increase in earning asset yields to 3.32% and an 11 basis point decrease in the cost of funds to 0.30%.

Loans outstanding totaled $4.8 billion, increasing $516.3 million or 12.0%, led by commercial loan growth of $428.8 million, or 14.4%. New loan fundings over the trailing 12 months totaled a record $1.8 billion, led by commercial loan fundings of $1.3 billion.

The Company recorded $2.2 million of loan loss provision expense during the first six months of 2022, compared to a provision release of $9.4 million in the same period prior year. The provision expense was driven by loan growth and higher reserve requirements from changes in the CECL model’s underlying macro-economic forecast. Annualized net charge-offs remained consistent at 0.04% of total loans. Non-performing loans to total loans improved 12 basis points to 0.20% at June 30, 2022. The allowance for credit losses totaled 1.06% of total loans, compared to 1.14% at June 30, 2021.

Average total deposits increased $284.8 million or 4.8% to $6.2 billion. Average transaction deposits increased $430.9 million or 8.6%, and average non-interest bearing demand deposits increased $184.2 million or 8.1%. The mix of transaction deposits to total deposits increased by 245 basis points to 87.4% at June 30, 2022, and the mix of non-interest bearing demand deposits to total deposits remained consistent at 39.6%.

Non-interest income totaled $35.8 million, a decrease of $22.8 million or 38.9%, driven by $19.7 million of lower mortgage banking income due to lower refinance activity in 2022, as well as competition driving tighter gain on sale margins. Other non-interest income decreased $2.0 million due to market adjustments on company-owned life insurance and equity method investments. Included in the first six months of 2022 was $0.8 million of banking center consolidation-related income, compared to $2.4 million in the same period last year. Service charges and bank card fees increased a combined $0.6 million compared to the first six months of 2021.

Non-interest expense totaled $89.6 million, a decrease of $6.4 million or 6.6%. Included in the first six months of 2022 were $1.3 million of non-recurring acquisition-related expenses, with $1.1 million included in professional fees and $0.2 million included in other non-interest expense. Salaries and benefits decreased $6.9 million largely due to lower mortgage banking-related compensation. Problem asset workout expense decreased $0.4 million, and gain on sale of OREO increased $0.5 million.

Income tax expense totaled $8.0 million, a decrease of $3.2 million from the same period prior year. The effective tax rate was 17.1% for the first six months of 2022, compared to 17.9%.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, July 20, 2022. Interested parties may listen to this call by dialing (800) 207-0148 using the participant passcode of 656517 and asking for the NBHC Q2 2022 Earnings Call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through July 25, 2022, by dialing (888) 203-1112 using the confirmation code of 8588483. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to stakeholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 81 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas, Utah and New Mexico. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; and in Texas, Utah and New Mexico, Hillcrest Bank and Hillcrest Bank Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “adjusted non-interest expense,” “adjusted efficiency ratio,” “adjusted net income,” “adjusted earnings per share – diluted,” “adjusted net income excluding core deposit intangible amortization expense, after tax,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to obtain regulatory approvals and meet other closing conditions to the mergers on the expected terms and schedule; delay in closing the mergers; difficulties and delays in integrating the NBHC, Community Bancorporation, and Bancshares of Jackson Hole Incorporated businesses or fully realizing cost savings and other benefits; business disruption following the proposed transactions; ability to execute our business strategy; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our position; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; a cybersecurity incident, data breach or a failure of a key information technology system; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Total interest and dividend income	$58,836	$49,525	$48,450	$108,361	$97,663
Total interest expense	2,819	2,864	3,582	5,683	7,574
Net interest income	56,017	46,661	44,868	102,678	90,089
Taxable equivalent adjustment	1,336	1,313	1,279	2,649	2,547
Net interest income FTE(1)	57,353	47,974	46,147	105,327	92,636
Provision expense (release) for loan losses	2,504	(322)	(5,850)	2,182	(9,425)
Net interest income after provision for loan losses FTE(1)	54,849	48,296	51,997	103,145	102,061
Non-interest income:
Service charges	3,956	3,710	3,568	7,666	7,042
Bank card fees	4,541	4,123	4,614	8,664	8,687
Mortgage banking income	6,948	9,666	13,979	16,614	36,358
Other non-interest income	1,252	847	3,105	2,099	4,098
OREO-related income	5	—	—	5	35
Banking center consolidation-related income	60	708	—	768	2,407
Total non-interest income	16,762	19,054	25,266	35,816	58,627
Non-interest expense:
Salaries and benefits	28,776	29,336	31,439	58,112	64,962
Occupancy and equipment	6,665	6,396	6,131	13,061	12,681
Professional fees	1,486	814	649	2,300	1,391
Other non-interest expense	8,180	7,352	7,019	15,532	13,872
Problem asset workout	144	163	294	307	732
Loss (gain) on sale of OREO, net	5	(275)	221	(270)	192
Core deposit intangible asset amortization	296	296	296	592	592
Banking center consolidation-related expense	—	—	294	—	1,589
Total non-interest expense	45,552	44,082	46,343	89,634	96,011

Income before income taxes FTE(1)	26,059	23,268	30,920	49,327	64,677
Taxable equivalent adjustment	1,336	1,313	1,279	2,649	2,547
Income before income taxes	24,723	21,955	29,641	46,678	62,130
Income tax expense	4,361	3,603	5,441	7,964	11,118
Net income	$20,362	$18,352	$24,200	$38,714	$51,012
Earnings per share - basic	$0.67	$0.61	$0.78	$1.28	$1.65
Earnings per share - diluted	0.67	0.60	0.77	1.27	1.63

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
ASSETS
Cash and cash equivalents	$448,375	$786,385	$845,695	$1,004,493
Investment securities available-for-sale	805,858	790,384	691,847	605,798
Investment securities held-to-maturity	582,650	567,055	609,012	687,635
Non-marketable securities	59,754	54,568	50,740	14,741
Loans	4,817,070	4,674,238	4,513,383	4,300,757
Allowance for credit losses	(50,860)	(48,810)	(49,694)	(49,030)
Loans, net	4,766,210	4,625,428	4,463,689	4,251,727
Loans held for sale	48,816	90,152	139,142	134,805
Other real estate owned	4,992	5,063	7,005	5,124
Premises and equipment, net	103,690	95,133	96,747	95,019
Goodwill	115,027	115,027	115,027	115,027
Intangible assets, net	14,568	13,505	12,322	22,360
Other assets	218,059	198,812	182,785	199,399
Total assets	$7,167,999	$7,341,512	$7,214,011	$7,136,128
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,454,740	$2,554,820	$2,506,265	$2,437,328
Interest bearing demand deposits	597,000	595,137	555,401	555,865
Savings and money market	2,364,681	2,412,081	2,332,591	2,240,359
Total transaction deposits	5,416,421	5,562,038	5,394,257	5,233,552
Time deposits	777,977	802,772	833,916	924,501
Total deposits	6,194,398	6,364,810	6,228,173	6,158,053
Securities sold under agreements to repurchase	24,396	24,744	22,768	22,957
Long-term debt	39,532	39,505	39,478	—
Other liabilities	94,122	92,238	83,486	103,252
Total liabilities	6,352,448	6,521,297	6,373,905	6,284,262
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,014,330	1,014,332	1,014,294	1,011,200
Retained earnings	314,616	301,220	289,876	260,821
Treasury stock	(455,909)	(457,219)	(457,616)	(422,365)
Accumulated other comprehensive (loss) income, net of tax	(58,001)	(38,633)	(6,963)	1,695
Total shareholders' equity	815,551	820,215	840,106	851,866
Total liabilities and shareholders' equity	$7,167,999	$7,341,512	$7,214,011	$7,136,128
SHARE DATA
Average basic shares outstanding	30,225,898	30,120,195	30,338,265	30,947,206
Average diluted shares outstanding	30,493,265	30,479,261	30,715,500	31,226,351
Ending shares outstanding	30,075,175	30,008,781	29,958,764	30,800,985
Common book value per share	$27.12	$27.33	$28.04	$27.66
Tangible common book value per share(1) (non-GAAP)	23.45	23.64	24.33	24.01
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	25.38	24.93	24.56	23.95
CAPITAL RATIOS
Average equity to average assets	11.32%	11.74%	11.88%	11.95%
Tangible common equity to tangible assets(1)	9.99%	9.81%	10.26%	10.53%
Tier 1 leverage ratio	10.54%	10.48%	10.39%	10.57%
Common equity tier 1 risk-based capital ratio	13.75%	13.94%	14.26%	15.31%
Tier 1 risk-based capital ratio	13.75%	13.94%	14.26%	15.31%
Total risk-based capital ratio	15.35%	15.56%	15.92%	16.27%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			June 30, 2022		June 30, 2022
			vs. March 31, 2022		vs. June 30, 2021
	June 30, 2022	March 31, 2022	% Change	June 30, 2021	% Change
Originated:
Commercial:
Commercial and industrial	$1,588,241	$1,551,447	2.4%	$1,383,388	14.8%
Municipal and non-profit	996,223	949,125	5.0%	860,740	15.7%
Owner-occupied commercial real estate	592,334	554,345	6.9%	479,286	23.6%
Food and agribusiness	196,829	205,899	(4.4)%	195,095	0.9%
Total commercial	3,373,627	3,260,816	3.5%	2,918,509	15.6%
Commercial real estate non-owner occupied	620,133	634,928	(2.3)%	570,252	8.7%
Residential real estate	682,272	626,763	8.9%	600,124	13.7%
Consumer	17,486	17,321	1.0%	17,942	(2.5)%
Total originated	4,693,518	4,539,828	3.4%	4,106,827	14.3%

Acquired:
Commercial:
Commercial and industrial	15,056	15,800	(4.7)%	18,710	(19.5)%
Municipal and non-profit	330	335	(1.5)%	359	(8.1)%
Owner-occupied commercial real estate	18,849	21,329	(11.6)%	40,435	(53.4)%
Food and agribusiness	2,849	2,976	(4.3)%	3,913	(27.2)%
Total commercial	37,084	40,440	(8.3)%	63,417	(41.5)%
Commercial real estate non-owner occupied	42,771	46,431	(7.9)%	67,368	(36.5)%
Residential real estate	43,486	47,314	(8.1)%	62,805	(30.8)%
Consumer	211	225	(6.2)%	340	(37.9)%
Total acquired	123,552	134,410	(8.1)%	193,930	(36.3)%
Total loans	$4,817,070	$4,674,238	3.1%	$4,300,757	12.0%

Loan Fundings(1)

	Second quarter	First quarter	Fourth quarter	Third quarter	Second quarter
	2022	2022	2021	2021	2021
Commercial:
Commercial and industrial	$152,550	$169,168	$229,529	$196,289	$147,030
Municipal and non-profit	81,428	49,906	101,450	43,516	25,131
Owner occupied commercial real estate	78,905	67,597	28,914	53,445	48,225
Food and agribusiness	(4,186)	18,620	11,016	8,442	26,956
Total commercial	308,697	305,291	370,909	301,692	247,342
Commercial real estate non-owner occupied	88,612	63,416	46,128	55,392	58,532
Residential real estate	93,220	49,040	55,873	54,442	53,962
Consumer	1,989	1,904	2,524	1,810	2,267
Total	$492,518	$419,651	$475,434	$413,336	$362,103

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings under revolving lines of credit were $21,762, $66,430, $138,777, $29,154 and $59,520 as of the second and first quarters of 2022 and the fourth, third and second quarters of 2021, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,594,799	$47,787	4.17%	$4,361,919	$42,085	3.91%	$4,077,142	$40,036	3.94%
Acquired loans	128,107	4,403	13.79%	147,638	2,568	7.05%	211,126	3,923	7.45%
Loans held for sale	78,574	881	4.50%	93,639	756	3.27%	159,068	1,213	3.06%
Investment securities available-for-sale	898,928	3,808	1.69%	751,646	2,849	1.52%	638,039	2,397	1.50%
Investment securities held-to-maturity	559,712	2,067	1.48%	589,830	2,012	1.36%	572,534	1,723	1.20%
Other securities	14,591	211	5.78%	14,590	209	5.73%	15,079	209	5.54%
Interest earning deposits and securities purchased under agreements to resell	527,589	1,015	0.77%	743,239	359	0.20%	888,600	228	0.10%
Total interest earning assets FTE(2)	$6,802,300	$60,172	3.55%	$6,702,501	$50,838	3.08%	$6,561,588	$49,729	3.04%
Cash and due from banks	$75,616			$79,383			$78,148
Other assets	402,529			442,098			472,142
Allowance for credit losses	(49,126)			(49,584)			(54,984)
Total assets	$7,231,319			$7,174,398			$7,056,894
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,992,986	$1,494	0.20%	$2,936,158	$1,437	0.20%	$2,789,681	$1,572	0.23%
Time deposits	790,998	991	0.50%	821,814	1,094	0.54%	937,579	2,004	0.86%
Securities sold under agreements to repurchase	21,761	6	0.11%	22,770	7	0.12%	19,891	6	0.12%
Long-term debt	39,516	328	3.33%	39,489	326	3.35%	—	—	0.00%
Total interest bearing liabilities	$3,845,261	$2,819	0.29%	$3,820,231	$2,864	0.30%	$3,747,151	$3,582	0.38%
Demand deposits	$2,469,729			$2,434,198			$2,368,810
Other liabilities	96,715			78,027			97,817
Total liabilities	6,411,705			6,332,456			6,213,778
Shareholders' equity	819,614			841,942			843,116
Total liabilities and shareholders' equity	$7,231,319			$7,174,398			$7,056,894
Net interest income FTE(2)		$57,353			$47,974			$46,147
Interest rate spread FTE(2)			3.26%			2.78%			2.66%
Net interest earning assets	$2,957,039			$2,882,270			$2,814,437
Net interest margin FTE(2)			3.38%			2.90%			2.82%
Average transaction deposits	$5,462,715			$5,370,356			$5,158,491
Average total deposits	6,253,713			6,192,170			6,096,070
Ratio of average interest earning assets to average interest bearing liabilities	176.90%			175.45%			175.11%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,336, $1,313 and $1,279 for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the six months ended June 30, 2022			For the six months ended June 30, 2021
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,479,002	$89,872	4.05%	$4,041,268	$79,596	3.97%
Acquired loans	137,819	6,971	10.20%	224,722	9,051	8.12%
Loans held for sale	86,065	1,637	3.84%	195,094	2,730	2.82%
Investment securities available-for-sale	825,694	6,657	1.61%	662,250	4,882	1.47%
Investment securities held-to-maturity	574,688	4,079	1.42%	497,245	3,139	1.26%
Other securities	14,590	420	5.76%	15,446	419	5.43%
Interest earning deposits and securities purchased under agreements to resell	634,818	1,374	0.44%	764,626	393	0.10%
Total interest earning assets FTE(2)	$6,752,676	$111,010	3.32%	$6,400,651	$100,210	3.16%
Cash and due from banks	$77,489			$79,692
Other assets	422,205			483,617
Allowance for credit losses	(49,354)			(56,938)
Total assets	$7,203,016			$6,907,022
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,964,729	$2,931	0.20%	$2,717,983	$3,224	0.24%
Time deposits	806,321	2,085	0.52%	952,431	4,339	0.92%
Securities sold under agreements to repurchase	22,263	13	0.12%	20,630	11	0.11%
Long-term debt	39,503	654	3.34%	—	—	0.00%
Total interest bearing liabilities	$3,832,816	$5,683	0.30%	$3,691,044	$7,574	0.41%
Demand deposits	$2,452,062			$2,267,900
Other liabilities	87,422			109,148
Total liabilities	6,372,300			6,068,092
Shareholders' equity	830,716			838,930
Total liabilities and shareholders' equity	$7,203,016			$6,907,022
Net interest income FTE(2)		$105,327			$92,636
Interest rate spread FTE(2)			3.02%			2.75%
Net interest earning assets	$2,919,860			$2,709,607
Net interest margin FTE(2)			3.15%			2.92%
Average transaction deposits	$5,416,791			$4,985,883
Average total deposits	6,223,112			5,938,314
Ratio of average interest earning assets to average interest bearing liabilities	176.18%			173.41%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,649 and $2,547 for the six months ended June 30, 2022 and June 30, 2021, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	June 30, 2022	March 31, 2022	June 30, 2021
Beginning allowance for credit losses	$48,810	$49,694	$55,057
Charge-offs	(451)	(634)	(925)
Recoveries	115	75	198
Provision expense (release)	2,386	(325)	(5,300)
Ending allowance for credit losses ("ACL")	$50,860	$48,810	$49,030
Ratio of annualized net charge-offs to average total loans during the period	0.03%	0.05%	0.07%
Ratio of ACL to total loans outstanding at period end	1.06%	1.04%	1.14%
Ratio of ACL to total non-performing loans at period end	515.72%	440.01%	353.22%
Total loans	$4,817,070	$4,674,238	$4,300,757
Average total loans during the period	4,711,416	4,520,205	4,312,128
Total non-performing loans	9,862	11,093	13,881

Past Due and Non-accrual Loans

	June 30, 2022	March 31, 2022	June 30, 2021
Loans 30-89 days past due and still accruing interest	$1,781	$3,034	$2,098
Loans 90 days past due and still accruing interest	194	389	767
Non-accrual loans	9,862	11,093	13,881
Total past due and non-accrual loans	$11,837	$14,516	$16,746
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.21%	0.25%	0.34%

Asset Quality Data

	June 30, 2022	March 31, 2022	June 30, 2021
Non-performing loans	$9,862	$11,093	$13,881
OREO	4,992	5,063	5,124
Total non-performing assets	$14,854	$16,156	$19,005
Accruing restructured loans	$7,208	$4,979	$11,844
Total non-performing loans to total loans	0.20%	0.24%	0.32%
Total non-performing assets to total loans and OREO	0.31%	0.35%	0.44%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios(1)

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Return on average assets	1.13%	1.04%	1.38%	1.08%	1.49%
Return on average tangible assets(2)	1.16%	1.07%	1.41%	1.11%	1.53%
Return on average tangible assets, adjusted(2)	1.20%	1.08%	1.41%	1.14%	1.53%
Return on average equity	9.96%	8.84%	11.51%	9.40%	12.26%
Return on average tangible common equity(2)	11.64%	10.31%	13.41%	10.97%	14.29%
Return on average tangible common equity, adjusted(2)	12.08%	10.42%	13.41%	11.24%	14.29%
Loan to deposit ratio (end of period)	77.76%	73.44%	69.84%	77.76%	69.84%
Non-interest bearing deposits to total deposits (end of period)	39.63%	40.14%	39.58%	39.63%	39.58%
Net interest margin(3)	3.30%	2.82%	2.74%	3.07%	2.84%
Net interest margin FTE(2)(3)	3.38%	2.90%	2.82%	3.15%	2.92%
Interest rate spread FTE(2)(4)	3.26%	2.78%	2.66%	3.02%	2.75%
Yield on earning assets(5)	3.47%	3.00%	2.96%	3.24%	3.08%
Yield on earning assets FTE(2)(5)	3.55%	3.08%	3.04%	3.32%	3.16%
Cost of interest bearing liabilities(5)	0.29%	0.30%	0.38%	0.30%	0.41%
Cost of deposits	0.16%	0.17%	0.24%	0.16%	0.26%
Non-interest income to total revenue FTE(2)	22.62%	28.43%	35.38%	25.38%	38.76%
Non-interest expense to average assets	2.53%	2.49%	2.63%	2.51%	2.80%
Efficiency ratio	62.18%	66.63%	65.66%	64.29%	64.16%
Efficiency ratio FTE(2)	61.06%	65.32%	64.48%	63.09%	63.08%
Efficiency ratio FTE, adjusted(2)	59.70%	64.95%	64.48%	62.19%	63.08%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.20%	0.24%	0.32%	0.20%	0.32%
Non-performing assets to total loans and OREO	0.31%	0.35%	0.44%	0.31%	0.44%
Allowance for credit losses to total loans	1.06%	1.04%	1.14%	1.06%	1.14%
Allowance for credit losses to non-performing loans	515.72%	440.01%	353.22%	515.72%	353.22%
Net charge-offs to average loans	0.03%	0.05%	0.07%	0.04%	0.04%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and restructured loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Total shareholders' equity	$815,551	$820,215	$840,106	$851,866
Less: goodwill and core deposit intangible (“CDI”) assets, net	(120,800)	(121,096)	(121,392)	(121,983)
Add: deferred tax liability related to goodwill	10,527	10,298	10,070	9,612
Tangible common equity (non-GAAP)	$705,278	$709,417	$728,784	$739,495

Total assets	$7,167,999	$7,341,512	$7,214,011	$7,136,128
Less: goodwill and CDI assets, net	(120,800)	(121,096)	(121,392)	(121,983)
Add: deferred tax liability related to goodwill	10,527	10,298	10,070	9,612
Tangible assets (non-GAAP)	$7,057,726	$7,230,714	$7,102,689	$7,023,757

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	11.38%	11.17%	11.65%	11.94%
Less: impact of goodwill and CDI assets, net	(1.39)%	(1.36)%	(1.39)%	(1.41)%
Tangible common equity to tangible assets (non-GAAP)	9.99%	9.81%	10.26%	10.53%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$705,278	$709,417	$728,784	$739,495
Divided by: ending shares outstanding	30,075,175	30,008,781	29,958,764	30,800,985
Tangible common book value per share (non-GAAP)	$23.45	$23.64	$24.33	$24.01

Tangible common book value per share, excluding accumulated other comprehensive income calculations:
Tangible common equity (non-GAAP)	$705,278	$709,417	$728,784	$739,495
Accumulated other comprehensive loss (income), net of tax	58,001	38,633	6,963	(1,695)
Tangible common book value, excluding accumulated other comprehensive loss (income), net of tax (non-GAAP)	763,279	748,050	735,747	737,800
Divided by: ending shares outstanding	30,075,175	30,008,781	29,958,764	30,800,985
Tangible common book value per share, excluding accumulated other comprehensive loss (income), net of tax (non-GAAP)	$25.38	$24.93	$24.56	$23.95

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Net income	$20,362	$18,352	$24,200	$38,714	$51,012
Add: impact of CDI amortization expense, after tax	227	227	228	455	455
Net income excluding the impact of CDI amortization expense, after tax	$20,589	$18,579	$24,428	$39,169	$51,467

Average assets	$7,231,319	$7,174,398	$7,056,894	$7,203,016	$6,907,022
Less: average goodwill and CDI asset, net of deferred tax liability related to goodwill	(110,446)	(110,973)	(112,552)	(110,594)	(112,698)
Average tangible assets (non-GAAP)	$7,120,873	$7,063,425	$6,944,342	$7,092,422	$6,794,324

Average shareholders' equity	$819,614	$841,942	$843,116	$830,716	$838,930
Less: average goodwill and CDI asset, net of deferred tax liability related to goodwill	(110,446)	(110,973)	(112,552)	(110,594)	(112,698)
Average tangible common equity (non-GAAP)	$709,168	$730,969	$730,564	$720,122	$726,232

Return on average assets	1.13%	1.04%	1.38%	1.08%	1.49%
Return on average tangible assets (non-GAAP)	1.16%	1.07%	1.41%	1.11%	1.53%
Return on average equity	9.96%	8.84%	11.51%	9.40%	12.26%
Return on average tangible common equity (non-GAAP)	11.64%	10.31%	13.41%	10.97%	14.29%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Interest income	$58,836	$49,525	$48,450	$108,361	$97,663
Add: impact of taxable equivalent adjustment	1,336	1,313	1,279	2,649	2,547
Interest income FTE (non-GAAP)	$60,172	$50,838	$49,729	$111,010	$100,210

Net interest income	$56,017	$46,661	$44,868	$102,678	$90,089
Add: impact of taxable equivalent adjustment	1,336	1,313	1,279	2,649	2,547
Net interest income FTE (non-GAAP)	$57,353	$47,974	$46,147	$105,327	$92,636

Average earning assets	$6,802,300	$6,702,501	$6,561,588	$6,752,676	$6,400,651
Yield on earning assets	3.47%	3.00%	2.96%	3.24%	3.08%
Yield on earning assets FTE (non-GAAP)	3.55%	3.08%	3.04%	3.32%	3.16%
Net interest margin	3.30%	2.82%	2.74%	3.07%	2.84%
Net interest margin FTE (non-GAAP)	3.38%	2.90%	2.82%	3.15%	2.92%

Efficiency Ratio

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Net interest income	$56,017	$46,661	$44,868	$102,678	$90,089
Add: impact of taxable equivalent adjustment	1,336	1,313	1,279	2,649	2,547
Net interest income, FTE (non-GAAP)	$57,353	$47,974	$46,147	$105,327	$92,636

Non-interest income	$16,762	$19,054	$25,266	$35,816	$58,627

Non-interest expense	$45,552	$44,082	$46,343	$89,634	$96,011
Less: CDI asset amortization	(296)	(296)	(296)	(592)	(592)
Non-interest expense, excluding CDI asset amortization	$45,256	$43,786	$46,047	$89,042	$95,419

Non-interest expense, excluding CDI asset amortization	$45,256	$43,786	$46,047	$89,042	$95,419
Acquisition-related expenses	(1,006)	(254)	—	(1,260)	—
Adjusted non-interest expense (non-GAAP)	$44,250	$43,532	$46,047	$87,782	$95,419

Efficiency ratio	62.18%	66.63%	65.66%	64.29%	64.16%
Efficiency ratio FTE (non-GAAP)	61.06%	65.32%	64.48%	63.09%	63.08%
Adjusted efficiency ratio FTE (non-GAAP)	59.70%	64.95%	64.48%	62.19%	63.08%

Adjusted Financial Results

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Adjustments to net income:
Net income	$20,362	$18,352	$24,200	$38,714	$51,012
Adjustments(1)	773	195	—	968	—
Adjusted net income (non-GAAP)	$21,135	$18,547	$24,200	$39,682	$51,012

Adjustments to earnings per share:
Earnings per share - diluted	$0.67	$0.60	$0.77	$1.27	$1.63
Adjustments(1)	0.02	0.01	—	0.03	—
Adjusted earnings per share - diluted (non-GAAP)	$0.69	$0.61	$0.77	$1.30	$1.63

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)	$21,135	$18,547	$24,200	$39,682	$51,012
Add: impact of CDI amortization expense, after tax	227	227	228	455	455
Adjusted net income excluding CDI amortization expense, after tax (non-GAAP)	21,362	18,774	24,428	40,137	51,467
Average tangible assets (non-GAAP)	7,120,873	7,063,425	6,944,342	7,092,422	6,794,324
Adjusted return on average tangible assets (non-GAAP)	1.20%	1.08%	1.41%	1.14%	1.53%

Adjustments to return on average tangible common equity:
Adjusted net income excluding CDI amortization expense, after tax (non-GAAP)	$21,362	$18,774	$24,428	$40,137	$51,467
Average tangible common equity (non-GAAP)	709,168	730,969	730,564	720,122	726,232
Adjusted return on average tangible common equity (non-GAAP)	12.08%	10.42%	13.41%	11.24%	14.29%

Adjustments to non-interest expense:
Non-interest expense	$45,552	$44,082	$46,343	$89,634	$96,011
Adjustments(1)	1,006	254	—	1,260	—
Adjusted non-interest expense (non-GAAP)	44,546	43,828	46,343	88,374	96,011
Non-interest expense to average assets, adjusted (non-GAAP)	2.47%	2.48%	2.63%	2.47%	2.80%

(1) Adjustments:
Non-interest expense adjustments:
Acquisition-related expenses	$1,006	$254	$—	$1,260	$—
Tax expense impact	(233)	(59)	—	(292)	—
Adjustments (non-GAAP)	$773	$195	$—	$968	$—